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                                                                   EXHIBIT 10.11

                            YAHOO! INC. - E-LOAN INC.

                                LICENSE AGREEMENT

      This License Agreement (the "Agreement") is entered into as of ___________, 1998 (the "Effective Date") between Yahoo!, Inc., a California corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("Yahoo") and E-LOAN Inc., a California corporation with offices at 540 University Avenue, Suite 150, Palo Alto, CA 94301 ("E-Loan").

      WHEREAS, Yahoo and E-Loan entered into a License Agreement on December 5, 1997 the ("License Agreement") which contained, among other things, a license to certain of E-Loan's mortgage related content and services; and

      WHEREAS, the parties wish to enter into this Agreement, where subject to the terms contained herein, E-Loan will license to Yahoo certain of E-Loan's mortgage related content and services upon the expiration of the term of License Agreement and the parties will conduct other joint marketing activities.

In consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1:  DEFINITIONS.

Unless otherwise specified, capitalized terms used in this Agreement shall have the meanings attributed to them in Exhibit A hereto.

SECTION 2:  LICENSES.

2.1 License to Yahoo. Subject to the terms and conditions of this Agreement, E-Loan hereby grants to Yahoo, under E-Loan's Intellectual Property Rights:

(a) A non-exclusive, worldwide license to use, modify, reproduce, distribute, display and transmit the E-Loan Content in connection with the Yahoo Loan Center and other Yahoo Properties and to permit Users to download and print the E-Loan Content. Yahoo's license to modify the E-Loan Content shall be limited to modifying the E-Loan Content to fit the format and look and feel of the Yahoo Property.

(b) A non-exclusive, worldwide, fully paid license to use, reproduce and display the E-Loan Brand Features: (i) in connection with the presentation of the E-Loan Content on the Yahoo Properties; and (ii) in connection with the marketing and promotion of the Yahoo Properties.

(c)   Yahoo shall be entitled to sublicense the rights set forth in this Section
      2.1 (i) to its Affiliates only for inclusion in Yahoo Properties, and (ii) in connection with


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      any mirror site, derivative site, or distribution arrangement concerning a
      Yahoo Property.

2.2 License to E-Loan. Subject to the terms and conditions of this Agreement, Yahoo hereby grants to E-Loan, under Yahoo's Intellectual Property Rights a non-exclusive, worldwide, fully paid license to use, reproduce and display the Yahoo Brand Features (i) in connection with the co-branded banner described in 3.2(a), (ii) to indicate the location of the graphic link described in Section 3.2(f) below and (iii) in connection with the marketing and promotion of the Yahoo Loan Center, provided that Yahoo has the right to approve all marketing and promotional material and all other uses of the Yahoo Brand Features prior to its first distribution.

2.3   Exclusivity.

(a) In the Yahoo Loan Center, E-Loan shall be the exclusive integrated on-line provider of home mortgage content that provides the User with the same features as the E-Loan Transaction Content. Nothing in this Section 2.3(a) shall preclude Yahoo from including in the Yahoo Loan Center (i) [*], so long as Yahoo does not include content or a direct link to content from [*] on the Yahoo Loan Center that has the same features and functionality as the E-Loan Transaction Content, (ii) other merchants with content relating to loans and home mortgages and (iii) a directory of and
      links to other mortgage providers.   E-Loan acknowledges that Yahoo shall
      not be precluded from including links to merchants and mortgage providers on the Yahoo Loan Center that may provide content with the same features as the E-Loan Transaction Content or that allow a user to apply for a loan on-line so long as such content is not one click away from the Yahoo Loan Center. In addition, Yahoo shall not be restricted from placing banner advertisements or other advertisements and promotions from any source on the Yahoo Loan Center; provided that Yahoo shall not place any banner advertising on the first page of the Yahoo Loan Center by or on behalf of any third party whose primarily business is providing customers with customized mortgage quotes for first or second home mortgage products on-line.

 (b) E-Loan shall not license, distribute or integrate its content, features or services at a level similar or greater than that contained herein with any of Yahoo's competitors (which currently include, but are not limited to, Excite, Lycos, AOL, Microsoft, C/net, Intuit, Netscape and Infoseek and their successors). Notwithstanding the foregoing, E-Loan shall not be restricted from placing banner advertisements or links to the E-Loan Site below the line in the normal course of business on any of the foregoing sites.

SECTION 3: RESPONSIBILITIES OF THE PARTIES.

3.1   Yahoo's Responsibilities.


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(a)   Yahoo shall be solely responsible for the design, layout, posting, and maintenance of the Yahoo Loan Center and the Co-Branded Pages. The E-Loan Content shall appear on the Yahoo Loan Center in a manner similar to the example set forth on Exhibit D. E-Loan shall have the right to approve
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      any material changes to the design and placement of the E-Loan Content, such consent not to be unreasonably withheld. Except for the E-Loan Transaction Content and except for Yahoo's obligations regarding the module in My Yahoo described in Section 3.1(f) below, Yahoo is under no obligation, express or implied, to post or otherwise include any of the E-Loan Content in any Yahoo Property, including without limitation, on the Yahoo Loan Center.

(b) Co-Branded Pages will include a co-branded banner with the Yahoo Brand Features and the E-Loan Brand Features in a manner similar to the example set forth in Exhibit D. [*]. Yahoo shall include on the Co-Branded Pages a text link above the fold, and a link at the bottom of the page that shall direct users to E-Loan Transaction Content pages hosted by Yahoo.


(c) Yahoo will include a text link to the Yahoo Loan Center on the Yahoo Properties as set forth below. The appearance and placement of such text link is in Yahoo's sole discretion.


            (i) http://www.yahoo.com/Business and Economy/Companies/Financial Services/Financing/; and http://www.yahoo.com/Business and Economy/Finance and
            Investment/Financing


            (ii) The front page of Yahoo Finance currently located at http://quote.yahoo.com/

            (iii)The residential real estate listings of Yahoo Real Estate Classifieds, which currently appears at the bottom of each such page but may be changed as determined by Yahoo.


            (iv) The front page and on the left side, where applicable (or in such other location as determined by Yahoo), of the real estate page of Yahoo Classifieds currently located at http://realestate.yahoo.com


            (v) For not less than [*] days during the Term, on the front page of the Yahoo Main Site; provided that such text link may link to the front page of the Yahoo Loan Center or any subpages. The timing, placement and

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            appearance of such text link shall be at Yahoo's sole discretion and shall be subject to availability.


            (vi) For not less than [*] days during the Term, on the "Inside Yahoo" module on the top pages of http://www.yahoo.com/Business_and_Economy/and http://www.yahoo.com/Business_and_Economy/Finance_and_Investment/ in a manner similar to the example set forth on Exhibit D.


            (vii) On a navigational area on the top page of real estate news that appears in Yahoo Real Estate.

            (viii) A text link or graphic button (to be determined in Yahoo's sole discretion) on the keyword and directory pages related to real estate on the Yahoo Main Site as set forth on Exhibit E. From time to time and at any time Yahoo shall have the right to change such keyword and directory pages.

            [*]

            [*]

(d) Yahoo shall provide [*] page views of banner advertisements that link to the Yahoo Loan Center. Such banner advertisements shall be created by Yahoo and placed, subject to availability, on run of Yahoo network. In the event that Yahoo fails to deliver such number of page views at the expiration of the Term, Yahoo will "make good" the shortfall by extending its obligations to place such banner advertisements beyond the end of the Term until such page view obligation is satisfied. The provisions set forth in this Section 3.1(d) set forth the entire liability of Yahoo, and E-Loan's sole remedy, for Yahoo's breach of its page view obligations.

(e) Yahoo shall integrate a text link to the Co-Branded Pages in each residential real estate listing of Yahoo Real Estate Classifieds. The appearance and look and feel of such text link shall be at Yahoo's discretion.

(f) Yahoo will continue to offer users of My Yahoo the capability to include a customized module on the finance page of My Yahoo of E-Loan's monitor a loan feature.


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*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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(g)   [*]

3.2   E-Loan Responsibilities.

(a) E-Loan shall provide and host the initial page and all subsequent pages that contain the results of User's inquiries in connection with the E-Loan Transaction Content. Such pages will be co-branded with the Yahoo Brand Features and the E-Loan Brand Features. The design and content of such pages shall be mutually agreed upon by the parties and shall (i) reflect the Yahoo look and feel and (ii) contain a graphic link provided by Yahoo that links back to Yahoo. The parties agree that the design and content of such pages currently hosted by E-Loan as of the Effective Date are deemed acceptable for purposes of this Section 3.2(a).

(b) E-Loan shall continue to provide users of My Yahoo with customized monitor a loan results on a daily basis via the User's account with My Yahoo.

(c) E-Loan shall use best efforts to ensure that all pages of the E-Loan Site linked from any Yahoo Property comply with the scale, speed and performance equivalent to that provided by the Yahoo Main Site but in no event less than the current speed, scale and performance of the E-Loan Site. E-Loan shall also operate and maintain the E-Loan Site to be competitive with other similar sites on the world wide web, based on performance, quality and comparative standing of the E-Loan Site.

(d) E-Loan shall provide Yahoo the E-Loan Content and shall use best efforts to ensure that Users receive results of inquiries in connection with the E-Loan Transaction Content that are accurate, comprehensive and error-free. Users that click-through to the E-Loan Site to apply for a loan shall also receive results of such requests that are accurate, comprehensive and error-free.

(e) In no event shall any page on the E-Loan Site linked from any Yahoo Property contain graphic or textual hyperlinks, sponsorships or advertising banners of any kind from [*]

(f) E-Loan shall place a Yahoo graphic link on those pages of the E-Loan Site to which users Click-through. Such Yahoo graphic link shall (a) be placed on the E-


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*Confidential treatment requested pursuant to a request for confidential
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      Loan Site in a manner approved by Yahoo (b) contain the Yahoo name and logo as provided by Yahoo and (c) directly link the user back to a page designated by Yahoo on the Yahoo Properties. Yahoo shall provide all graphic images, text, URLs, URL formats, and any other information or technology necessary for E-Loan to place such Yahoo graphic link back to Yahoo.

(g) In the event that E-Loan includes a "tools/other resources" (or similar area) on the E-Loan Site, E-Loan shall place a text link to Yahoo Finance. In addition, if E-Loan elects to promote any free email service in the "tools/other resources" (or similar area) on the E-Loan Site, then E-Loan shall promote Yahoo Mail in such area of the E-Loan Site and in a manner mutually agreed upon by the parties. E-Loan shall not promote or feature any other email service in any manner on the E-Loan Site.

(h) E-Loan shall ensure that all information provided by users of the E-Loan Site is maintained, accessed and transmitted in a secure environment and in compliance with security specifications equal to that currently provided on the E-Loan Site as of the Effective Date.. E-Loan shall provide a link to its policy (or to Yahoo's policy) regarding the protection of user data on those pages of the E-Loan Site where the user is requested to provide personal or financial information.

(i) E-Loan shall deliver the E-Loan Content and all updates to Yahoo in accordance with the delivery specifications set forth in Exhibit C.

3.3   Mutual Responsibilities.

(a) Yahoo and E-Loan shall continue the current process where certain information submitted by a user is transmitted in an intelligent query to E-Loan from Yahoo. For example, if a User is looking for a $1,000,000 home, that information will be sent to the E-Loan Site and would appear as mortgage information for that User.

(b) Each party shall comply with the trademark guidelines provided by the other party with respect to the use of such party's Brand Features and neither party will alter or impair any acknowledgment of copyright or other Intellectual Property Rights of the other.

(c) E-Loan will remain solely responsible for the operation of the E-Loan Site, and Yahoo will remain solely responsible for the operation of the Yahoo Properties. Each party, subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site.

(d) Each party shall provide on-going assistance to the other party with regard to technical, administrative and service-oriented issues relating to the utilization, transmission and maintenance of the E-Loan Content, as may be reasonably requested.


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SECTION 4: COMPENSATION.

4.1 Slotting Fee. In consideration of Yahoo's performance and obligations as set forth herein, E-Loan will pay to Yahoo a total slotting fee equal to [*]. The slotting fee shall not be determined in any manner by the number or amount of loan applications taken or loans originated by E-Loan. Such fee shall be paid to Yahoo quarterly on the dates set forth below with the first payment designated as a set up fee for the design, consultation, development, implementation and placement of the E-Loan Content.

Payment                                      Date
---------                     ---------------------------------
[*]                           [*]

4.2 Click-through Fee. In addition to the slotting fee, E-Loan shall pay to Yahoo a fee equal to [*] per Click-through after a total of [*] Click-throughs have occurred and continuing until [*] Click-throughs have occurred. Thereafter, E-Loan shall pay Yahoo [*] per Click-through. The Click-through fee shall not be determined in any manner by the number or amount of loan applications taken or loans originated by E-Loan. Payments of the Click-through fee are due and payable within thirty (30) days after the last day of each calendar quarter during the term of this Agreement.

4.3 Audit Rights. Yahoo shall have the right, at its own expense, to direct an independent certified public accounting firm to inspect and audit the accounting and sales books and records of E-Loan that are relevant to the payments set out in Section 4.2 above; provided, however, that: (i) Yahoo shall provide E-Loan [*] days notice prior to such audit; (ii) any such inspection and audit shall be conducted during regular business hours in such a manner as not to interfere with normal business activities; (iii) in no event shall audits be made more frequently than [*] per calendar year unless an underpayment of more than [*] is revealed in any audit and then, no more than [*] every quarter; and (iv) in the event that any audit reveals an underpayment of more than [*] of the amounts due Yahoo for any calendar quarter, E-Loan will reimburse the reasonable cost of such audit. If any audit shall reveal an overpayment of the amounts due Yahoo, E-Loan shall be entitled to credit such amounts against further payments due, and if no further payments are due, Yahoo shall promptly refund such amount to E-Loan.

4.4 Advertising Revenue. Yahoo shall have the sole right to sell, license or otherwise dispose of all advertising and promotional rights with respect to the Yahoo Properties, including the Yahoo Loan Center, the Co-Branded Pages and all other pageviews to


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*Confidential treatment requested pursuant to a request for confidential
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Yahoo's servers. E-Loan shall have the sole right to sell, license or otherwise dispose of all advertising and promotional rights with respect to the E-Loan Site and all other pageviews to E-Loan's servers.

4.5 Payment Information. All payments herein are non-refundable and non-creditable (except as set forth in Section 4.3 above) and shall be made by E-Loan in U.S. dollars via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on Exhibit F. Any portion of the above payments which has not been paid on the dates set forth above shall bear interest at the lesser of (i) one percent (1%) per month or (ii) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by E-Loan to make the payments specified in Sections 4.1 and 4.2 on the dates set forth therein shall constitute a material breach of this Agreement.

SECTION 5: REPRESENTATIONS AND WARRANTIES.

5.1 Each of Yahoo and E-Loan represents and warrants that at all times during the term of this Agreement it shall have all licenses and approvals to enter into this Agreement and grant the licenses contained herein and that the negotiation, entry and performance of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party or any government order or decree to which they are subject.

5.2 E-Loan represents and warrants that it is, and at all times during the term of this Agreement shall be, in compliance with any and all applicable laws, rules and regulations of any jurisdiction, including, without limitation, the Federal Real Estate Settlement Procedures Act of 1974 and HUD Regulation X promulgated thereunder, the Federal Equal Credit Opportunity Act, and Federal Reserve Regulation B, the Federal Truth in Lending Act and Federal Reserve Regulation Z promulgated thereunder, the Federal Fair Credit Reporting Act, and all federal, state and local privacy laws, rules and regulations and any other applicable laws of any jurisdiction now in effect and that may come into existence during the term hereof.

5.3 E-Loan represents and warrants that the E-Loan Content is substantially free from programming errors or viruses and will produce results in response to User's inquiries that are accurate, comprehensive and error-free. E-Loan further represents and warrants that all User information will be obtained, maintained and distributed in a secure environment and will not be used or disclosed except as allowed herein.

SECTION 6: INDEMNIFICATION.

6.1 E-Loan, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo or an Affiliate


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      based on or arising from a claim (a) that, if true, would constitute a breach of the representations and warranties set forth in Section 5 above or (b) that the E-Loan Brand Features, any E-Loan Content or any material, product, information, data or service produced, distributed, offered or provided by E-Loan or any material presented on any site on the Internet produced, maintained, or published by E-Loan, infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, is negligently performed, or that otherwise violates or breaches any duty toward, or rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or has otherwise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any person or entity and also including any claim relating to any mortgage loan approval or mortgage application provided by E-Loan; provided; however, that in any such case: (x) Yahoo provides E-Loan with prompt notice of any such claim; (y)Yahoo permits E-Loan to assume and control the defense of such action, with counsel chosen by E-Loan (who shall be reasonably acceptable to Yahoo); and (z) E-Loan does not enter into any settlement or compromise of any such claim without Yahoo's prior written consent, which consent shall not be unreasonably withheld. E-Loan will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo or an Affiliate in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Yahoo does not intend and will not be required to edit or review for accuracy or appropriateness any E-Loan Content.

6.2 Yahoo, at its own expense, will indemnify, defend and hold harmless E-Loan and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against E-Loan based on or arising from a claim [*] provided, however, that in any such case: (x) E-Loan provides Yahoo with prompt notice of any such claim; (y) E-Loan permits Yahoo to assume and control the defense of such action upon Yahoo's written notice to E-Loan of its intention to indemnify; and (z) upon Yahoo's written request, and at no expense to E-Loan, E-Loan will provide to Yahoo all available information and assistance necessary for Yahoo to defend such claim. Yahoo will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to E-Loan, without E-Loan's prior written consent, which shall not unreasonably be withheld. Yahoo will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by E-Loan in connection with or arising from any such claim, suit, action or proceeding.


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*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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SECTION 7: LIMITATION OF LIABILITY.

             EXCEPT AS PROVIDED IN SECTIONS 4 AND 6, UNDER NO CIRCUMSTANCES SHALL E-LOAN, YAHOO, OR ANY AFFILIATE BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

SECTION 8: TERM AND TERMINATION.

8.1 Term. This Agreement will become effective as of the Effective Date and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for a term of twelve (12) months following the Launch Date.


      (a) Nine months after the Launch Date, Yahoo will provide written notice to E-Loan in the event that Yahoo, in its sole discretion, elects to extend the program described in this Agreement for an additional year. Yahoo shall describe Yahoo's reasonable business requirements for the opportunity in its written notice to E-Loan. The parties will use good-faith efforts to negotiate and execute a written extension or amendment to this Agreement under reasonable terms and conditions. If E-Loan declines to commence negotiations with Yahoo within [*] days after receiving such written notice from Yahoo, or if the parties fail to reach agreement within [*] days following the commencement of god faith negotiations (or such later date as if agreed by the parties), Yahoo may offer the opportunity to any third party.


8.2 Termination for Cause. Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon notice if the other party: (w) becomes insolvent; (x) files a petition in bankruptcy; (y) makes an assignment for the benefit of its creditors; or (z) breaches any of its obligations under this Agreement in any material respect, which breach is not remedied within thirty (30) days (ten (10) days in the case of a failure to pay) following written notice to such party. . In the event that Yahoo provides a notice of termination under clause (z) above due to a failure to pay, Yahoo shall have the right to suspend performance under Sections 2.3(a) and 3.1 of this Agreement for the notice period until the breach is fully remedied by E-Loan.

8.3 Effect of Termination. Any termination pursuant to this Section 8 shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination. The provisions of Sections 4.1, 4.3, 4.5, and 5 - 12 shall survive any termination or expiration of this Agreement; except that if this Agreement terminates due to a breach by Yahoo, then Section 4.1 shall not survive.

SECTION 9: OWNERSHIP.


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*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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9.1 By E-Loan. Yahoo acknowledges and agrees that: (i) as between E-Loan on the one hand, and Yahoo and its Affiliates on the other, E-Loan owns all right, title and interest in the E-Loan Content and the E-Loan Brand Features; (ii) nothing in this Agreement shall confer in Yahoo or an Affiliate any right of ownership in the E-Loan Content or the E-Loan Brand Features; and (iii) neither Yahoo or its Affiliates shall now or in the future contest the validity of the E-Loan Brand Features.

9.2 By Yahoo. E-Loan acknowledges and agrees that: (i) as between E-Loan on the one hand, and Yahoo and its Affiliates on the other, and subject to E-Loan's right in the E-Loan Content and the E-Loan Brand Features, Yahoo or the Affiliates own all right, title and interest in the Yahoo Loan Center, the Co-Branded Pages and any other Yahoo Property and the Yahoo Brand Features; (ii) nothing in this Agreement shall confer in E-Loan any license or right of ownership in the Yahoo Brand Features; and (iii) E-Loan shall not now or in the future contest the validity of the Yahoo Brand Features.


9.3 Data Ownership. [*]


SECTION 10: PUBLIC ANNOUNCEMENTS; CONFIDENTIALTIY.

10.1 Public Announcements. The parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the existence or content of this Agreement without the other party's prior written approval and consent. Yahoo will publicly announce this relationship by issuing a joint press release.

10.2 Confidentiality. Yahoo and E-Loan have previously entered into a Mutual Nondisclosure Agreement, dated December 10, 1997, and expressly acknowledge that such Mutual Nondisclosure Agreement remains in full force and effect in accordance with its terms.


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*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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SECTION 11: INSURANCE.

E-Loan agrees that it will maintain insurance with a carrier that is reasonably acceptable to Yahoo and with coverage for commercial general liability of at least two million dollars per occurrence. Prior to the launch of the E-Loan Content on the Yahoo Loan Center, E-Loan shall obtain coverage for errors and omissions of at least two million dollars per occurrence and E-Loan will name Yahoo as an additional insured on such insurance. E-Loan will provide evidence of such insurance to Yahoo prior to the launch of the E-Loan Content on the Yahoo Loan Center. Yahoo shall have the right to terminate this Agreement upon written notice to E-Loan without liability or obligation of any kind to E-Loan for any such termination by Yahoo. E-Loan shall not cancel or modify such insurance without Yahoo's prior written consent and such insurance shall remain in effect after the termination hereof except that E-Loan shall not be obligated to continue to name Yahoo as an additional insured after the expiration of the term of this Agreement.

SECTION 12: NOTICE; MISCELLANEOUS PROVISIONS

12.1 Notices. All notices, requests and other communications called for by this Agreement shall be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051, Fax: (408) 731-3301 Attention: Vice President (e-mail: ellen@yahoo-inc.com), with a copy to its General Counsel (e-mail: jplace@yahoo-inc.com), and if to E-Loan at the physical and electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

12.2 Miscellaneous Provisions. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that: (i) either party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities are transferred. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in force. The prevailing party in any action to enforce this Agreement shall be entitled to reimbursement of its expenses, including reasonable attorneys' fees. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the parties. No failure of either party to exercise or enforce any of its rights under this Agreement will act


                                       12
                                                                    CONFIDENTIAL
as a waiver of such rights. Except as provided in Section 10.2 and except that the License Agreement shall continue in effect until it terminates according to its terms, this Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. Notwithstanding the foregoing, the provisions of this Agreement expressly supersedes and replaces the provisions set forth in Section 8.1(a) of the License Agreement with respect to continuing the program beyond the term set forth in the License Agreement. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. No third party beneficiaries are created or established by this Agreement. Except as otherwise specifically provided for herein, each party shall bear its own expenses for the negotiation of and the performance of this Agreement. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

YAHOO! INC.                               E-LOAN, INC.

By:                                       By:
          ---------------------------               ----------------------------
Title:                                    Title:
          ---------------------------               ----------------------------
Address:                                  Address:
          ---------------------------               ----------------------------
Telecopy:                                 Telecopy:
          ---------------------------               ----------------------------
E-mail:                                   E-mail:
          ---------------------------               ----------------------------

                                                                    CONFIDENTIAL

                                    EXHIBIT A
                                   DEFINITIONS

      "Affiliates" shall mean any company or any other entity world-wide, including, without limitation, corporations, partnerships, joint ventures, and Limited Liability Companies, in which Yahoo owns at least a twenty percent ownership, equity, or financial interest.

      "Click-through" shall mean a user presence at the E-Loan Site that originated from a Yahoo Property.

      "Co-Branded Pages" shall mean those pages hosted by Yahoo that are co-branded and that solely contain E-Loan Content.

      "Launch Date" shall mean March 1, 1999.

      "E-Loan Brand Features" shall mean all trademarks, service marks, logos and other distinctive brand features of E-Loan that are used by E-Loan, including, without limitation, the trademarks, service marks and logos described in Exhibit B hereto.

      "E-Loan Content" shall mean information and data relating to first and second mortgage loans and the loan process and includes the E-Loan Transaction Content as mutually agreed upon from time to time.

      "E-Loan Transaction Content" shall mean (i) E-Loan's mortgage quote feature that provides a user with customized quotes on mortgage products designated by the user, (ii) E-Loan's mortgage loan recommendation feature that provides recommendations on mortgage products based on the user's response to a series of questions, (iii) E-Loan's mortgage qualification feature that provides an analysis of a user's position as a borrower compared to general lender guidelines and, in response to a series of questions, will match a user's borrowing criteria against a database of lenders and their guidelines, and (iv) E-Loan's monitor a loan service that, in response to a series of questions, determines whether any mortgage products are available in the market that are superior to a user's current mortgage. E-Loan Transaction Content includes the foregoing features and services set forth in clauses (i) through (iv) above as applied to second loans and home equity loans when such features and services are available in a significant number of states and acceptable to both parties and does not include any content or feature allowing a user to apply for a loan on-line.

      "E-Loan Site" shall mean E-Loan's World Wide Web site currently located at http://www.eloan.com.

      "Intellectual Property Rights" shall mean all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign.

                                                                    CONFIDENTIAL

      "Internet" shall mean the collection of computer networks commonly known as the Internet, and shall include, without limitation, the World Wide Web.

      "My Yahoo" shall mean that personalized web product that is part of the Yahoo Main Site and currently located at http://www.my.yahoo.com.

      "User" shall mean a user of the Yahoo Properties.

      "Yahoo Brand Features" shall mean all trademarks, service marks, logos and other distinctive brand features of Yahoo that are used in or relate to a Yahoo Property, including, without limitation, the trademarks, service marks and logos described in Exhibit B.

      "Yahoo Loan Center" shall mean the Yahoo branded U.S. based property with information relating to home mortgages currently located at http://loan.yahoo.com/. Yahoo shall have the right to change the name of the Yahoo Loan Center from time to time.

      "Yahoo Main Site" shall mean Yahoo's principal U.S. based directory to the World Wide Web currently located at http://www.yahoo.com.

      "Yahoo Real Estate Classifieds" shall mean the portion of Yahoo's U.S. based web site that contains classified listings of residential real estate and is currently located at http://classifieds.yahoo.com/residential.html

      "Yahoo Properties" shall mean any Yahoo branded or co-branded media properties, including, without limitation, Internet guides, developed in whole or in part by Yahoo or its Affiliates and distributed or made available by Yahoo or its Affiliates over the Internet.

                                                                    CONFIDENTIAL

                                    EXHIBIT B

                              E-LOAN BRAND FEATURES


                              YAHOO BRAND FEATURES


Yahoo!
Yahoo related logos


                                                                    CONFIDENTIAL

                                    EXHIBIT C


A. E-Loan's Responsibilities:

E-Loan will deliver the E-Loan Content to Yahoo via e-mail.

B. Yahoo's Responsibilities:

                                                                    CONFIDENTIAL

                                    EXHIBIT D

                                  SAMPLE PAGES

Co-Branded Page (E-Loan Content)

[GRAPHIC]


                                                                    CONFIDENTIAL

Co-Branded Page (E-Loan Transaction Content)

[GRAPHIC]

                                                                    CONFIDENTIAL

Inside Yahoo! Module

[GRAPHIC]

                                                                    CONFIDENTIAL

                                   EXHIBIT E

                          KEYWORD AND DIRECTORY PAGES


Directory Pages:
http://www.yahoo.com/Business and Economy/Companies/Financial Services/Financing /Real Estate/

http://www.yahoo.com/business and Economy/Real Estate/http://www.yahoo.com/ Business and Economy/Companies/Real Estate/


                                                                    CONFIDENTIAL


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
                                   EXHIBIT F

                           WIRE TRANSFER INSTRUCTIONS

[*]


                                                                    CONFIDENTIAL


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*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions
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


                                    AMENDMENT
                            YAHOO, INC. - E-LOAN INC.
                                LICENSE AGREEMENT

         This Amendment is entered into as of March 19, 1999 (the
"Effective Date") between Yahoo! Inc., a California corporation ("Yahoo") and E-LOAN Inc., a California corporation ("E-Loan") and amends the License Agreement (the "Agreement") entered into between Yahoo and E-Loan with a Launch Date of March 1, 1999.

         For good and valuable consideration, the receipt of which is hereby acknowledged, Yahoo and E-Loan hereby agree to amend the Agreement as follows:

1. The term of the Agreement described in Section 8.1 will be extended for an additional term of one year commencing March 1, 2000 and continuing until February 28, 2001 (the "Subsequent Term").

2. During the Subsequent Term, Section 4.1 of the Agreement which describes the slotting fee to be paid by E-Loan will be replaced in its entirety by the following paragraph:

"4.1 Slotting Fee. In consideration of Yahoo's performance and obligations as set forth herein, E-Loan will pay to Yahoo a slotting fee calculated as follows:
[*]

3. During the Subsequent Term, E-loan will pay Yahoo a Click-through fee as described in Section 4.2 of the Agreement. In addition, during the original term of the Agreement and the Subsequent Term, the following provisions are added to the end to the last sentence of Section 4.2:

"Click-through fees are calculated and will be paid by E-Loan based on Yahoo's advertising tracking system. [*]

4. The following new provision is added to Section 3.2 regarding E-Loan Responsibilities:


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

"(j) E-Loan shall deliver to Yahoo a monthly report specifying the following:
[*]

5. The following amendments are made to the definitions set forth in Exhibit A:

The definition of Click-through is replaced by the following:

"Click-through" shall mean a user presence at the E-Loan Site that originated from a Yahoo Property including, without limitation, a user selecting or clicking on any link on a Yahoo Property that will link the user to the E-Loan Site.

A new definition of Unique Users is added as follows:

"Unique Users" shall mean the total number of unduplicated users that visited the Yahoo Loan Center once during any month as reported by Media Metrix or similar third party internet measurement and reporting agency.

The definition of Yahoo Loan Center is replaced by the following:

"Yahoo Loan Center" shall mean the Yahoo branded U.S. based property with information related to loans currently located at http://loan.yahoo.com."

6. Except as expressly amended as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

7. This Amendment has been executed by the duly authorized representatives of the parties, effective as of the date first set forth above.



YAHOO! INC.                                  E-LOAN INC.

By:  Illegible                                By: /s/ Doug Galen
   -----------------------                       -----------------------

Name: Illegible                               Name: Doug Galen
     ---------------------                         ---------------------

Title:  VP                                    Title:  VP
      --------------------                         ---------------------


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*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.